Exhibit 10.15

Third Amendment Agreement to a Credit Agreement dated as of 13 November 2015 (as amended and restated from time to time) in respect of "ODYSSEY OF THE SEAS" – Hull S-713
Dated 30 April 2020
(1) Royal Caribbean Cruises Ltd.
        (as the Borrower)
(2) The Lenders party to the Credit Agreement
        (as the Lenders)
(3) KfW IPEX-Bank GmbH
        (as Facility Agent)
(4) KfW IPEX-Bank GmbH
        (as Hermes Agent)
(5) KfW IPEX-Bank GmbH
        (as Initial Mandated Lead Arranger)
(6) The Mandated Lead Arrangers party to the Credit Agreement
        (as Mandated Lead Arrangers)

Contents

		Page

1	Interpretation	2

2	Conditions	2

3	Representations	2

4	Amendments to Credit Agreement	3

5	Costs and Expenses	10

6	Notices, Counterparts, Third Party Rights, Governing Law, Jurisdiction and Process Agent	10

Schedule 1	The Finance Parties	11

Schedule 2	Effective Date Confirmation	12

Schedule 3	Conditions Precedent	13

Schedule 4	Form of Information Package	14

Amendment Agreement
Dated 30 April 2020
Between:
(1)Royal Caribbean Cruises Ltd., a corporation incorporated according to the law of the Republic of Liberia with registered office at 80 Broad Street, Monrovia, Republic of Liberia (the "Borrower"); and
(2)the financial institutions identified as Lenders in Schedule 1 (together the "Lenders" and each a "Lender"); and
(3)KfW IPEX-Bank GmbH, acting as facility agent through its office at the address indicated against its name in Schedule 1 (in that capacity the "Facility Agent"); and
(4)KfW IPEX-Bank GmbH, acting as Hermes agent through its office at the address indicated against its name in Schedule 1 (in that capacity the "Hermes Agent"); and
(5)KfW IPEX-Bank GmbH, acting as initial mandated lead arranger (in that capacity the "Initial Mandated Lead Arranger"); and
(6)the financial institutions identified as Mandated Lead Arrangers in Schedule 1 (together the " Mandated Lead Arrangers" and each a "Mandated Lead Arranger"), amending a credit agreement dated as of 13 November 2015 as amended on 7 September 2016 and as amended and restated on 3 July 2018 (the "Credit Agreement") made between the Borrower, the Lenders, the Facility Agent, the Hermes Agent, the Initial Mandated Lead Arranger and the Mandated Lead Arrangers whereby it was agreed that the Lenders would make available to the Borrower, upon the terms and conditions therein, a US dollar loan facility calculated on the amount equal to the sum of (a) up to eighty per cent (80%) of the Contract Price of the Vessel but which Contract Price will not exceed EUR 948,850,000 and (b) up to one hundred per cent (100%) of the Hermes Fee.
Whereas:
(A)The "Cruise Debt Holiday Principles" dated 26 March 2020 (the "Principles") which have been coordinated with Hermes set out certain key principles and parameters relating to, amongst other things, the temporary suspension of the testing of financial covenants in connection with certain qualifying loan agreements of which the Credit Agreement is one.
(B)The Borrower has, by a consent request letter dated 31 March 2020 relating to the Principles, requested that the Facility Agent on behalf of the Finance Parties amend the Credit Agreement with regard to the testing of the financial covenants as detailed in this Amendment Agreement.
(C)Consequent upon the announcement by the Financial Conduct Authority of the United Kingdom that market participants should not rely on LIBOR being available after 2021, the Borrower and the Finance Parties have also agreed to amend the relevant provisions of the Credit Agreement on the terms of this Amendment Agreement.

For good and valuable consideration, the mutual sufficiency of which the parties hereby agree, it is agreed that:
1.Interpretation
1.1In this Amendment Agreement:
"Benchmark Effective Date" means the date on which the Facility Agent confirms to the Borrower in writing substantially in the form set out in Schedule 2 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Facility Agent shall be under no obligation to give if a Default or a Prepayment Event shall have occurred for which relief is not provided pursuant to the Principles and this Amendment Agreement.
"Finance Parties" means the Lenders, the Facility Agent, the Hermes Agent, the Initial Mandated Lead Arranger and the Mandated Lead Arrangers.
1.2All words and expressions defined in the Credit Agreement shall have the same meaning when used in this Amendment Agreement unless the context otherwise requires, and sections 1.2 (Use of Defined Terms) and 1.3 (Cross-References) of the Credit Agreement shall apply to the interpretation of this Amendment Agreement as if they are set out in full.
1.3The parties to this Amendment Agreement acknowledge and agree that they may execute this Amendment Agreement and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment Agreement, and evidencing the parties' intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the parties authorise each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.
2Conditions
2.1As conditions for the agreement of the Finance Parties to amend the Credit Agreement as detailed in this Amendment Agreement, the Borrower shall deliver or cause to be delivered to or to the order of the Facility Agent all of the documents and other evidence listed in Schedule 3.
2.2All documents and evidence delivered to the Facility Agent pursuant to Clause 2.1 shall:
2.2.1be in form and substance acceptable to the Facility Agent; and
2.2.2if required by the Facility Agent, be certified, notarised, legalised or attested in a manner acceptable to the Facility Agent.
3.Representations
3.1Each of the representations contained in article VI of the Credit Agreement shall be deemed repeated by the Borrower (by reference to the facts and circumstances then existing) at the date of this Amendment Agreement and at the Benchmark Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Loan Documents include this Amendment Agreement.
4Amendments to Credit Agreement

4.1With effect from the Benchmark Effective Date the Credit Agreement shall be read and construed as if:

4.1.1references to "this Agreement" are references to the Credit Agreement as amended and supplemented by this Amendment Agreement;
4.1.2the following terms are inserted in section 1.1 (Defined Terms) in the correct places alphabetically as follows:
""Amendment Agreement Number Three" means the amendment agreement dated     30 April       , 2020 and made between the parties hereto pursuant to which this Agreement was amended."
""Benchmark Effective Date" has the meaning ascribed to such term in Amendment Agreement Number Three."
""Benchmark Successor Rate" is defined in Section 11.18."
""Benchmark Successor Rate Conforming Changes" means, with respect to any proposed Benchmark Successor Rate, any conforming changes to the definition of Screen Rate, Interest Period, timing and frequency of determining rates, making payments of interest, yield protection provisions relating to the cost element of any Floating Rate Loan (including but not limited to any break costs relating to any early repayment or prepayment of any Floating Rate Loan), fallback (and market disruption) provisions for that Benchmark Successor Rate and other administrative matters as may be appropriate, in the discretion of the Facility Agent in consultation with the Borrower, to reflect the adoption of such Benchmark Successor Rate and to permit the administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark Successor Rate exists, in such other manner of administration as the Facility Agent determines is reasonably necessary in connection with the administration of this Agreement)."
""Debt Incurrence" means any incurrence of indebtedness for borrowed money by the Borrower, whether pursuant to a public offering or a Rule 144A or other private placement of debt securities (including debt securities convertible into equity securities) or an incurrence of loans under any loan or credit facility, or any issuance of bonds, other than (a) any indebtedness incurred by the Borrower between April 1, 2020 and December 31, 2021 (or such later date as may, with the prior consent of Hermes, be agreed between the Borrower and the Lenders) for the purpose of providing crisis and/or recovery-related funding, (b) indebtedness provided by banks or other financial institutions under the Borrower's senior unsecured revolving credit facilities in an aggregate amount not greater than the commitments thereunder as in effect on the Benchmark Effective Date plus the amount of any existing uncommitted incremental facilities (i.e. any unused accordion) on such facilities, (c) indebtedness owed by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries, (d) issuances of commercial paper incurred in the ordinary course of business of the Borrower and its Subsidiaries, (e) Capitalised Lease Liabilities incurred in the ordinary course of business of the Borrower and its Subsidiaries, (f) purchase money indebtedness incurred in the ordinary course of business of the Borrower and its Subsidiaries, (g) indebtedness under overdraft facilities in the ordinary course of business, (h) obligations in connection with repurchase agreements and/or securities lending arrangements and (i) vessel financings and amendments thereto (provided, however, that a refinancing of a vessel financing shall not be included in the carve-out hereunder). There shall be a presumption that any indebtedness incurred by the Borrower between April 1, 2020 and December 31, 2021 shall be for the purpose of providing crisis and/or recovery-related funding unless the intended use of proceeds from such indebtedness are specifically identified to be used for an alternative purpose. In the event there is any question as to whether funding qualifies as "crisis and/or recovery-related", Hermes, the Facility Agent and the Borrower shall negotiate a resolution in good faith for a maximum period of fifteen (15) Business Days."
""Deferral Period" means the period from and including April 1, 2020 to and including March 31, 2021."
""Equity Interests" means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding any debt securities convertible into such Equity Interests."
""Equity Issuance" means any issuance of Equity Interests by the Borrower, whether pursuant to a public offering or a Rule 144A or other private placement, other than (i) issuances pursuant to employee and/or director stock plans in the ordinary course and consistent with past practice, (ii) employee and/or director compensation plans in the ordinary course and consistent with past practice, and (iii) issuances between April 1, 2020 and December 31, 2021 (or such later date as may, with the prior consent of Hermes, be agreed between the Borrower and the Lenders) for the purpose of providing crisis and recovery-related funding. There shall be a presumption that equity issued by the Borrower between April 1, 2020 and December 31, 2021 shall be for the purpose of providing crisis and recovery-related funding unless the intended use of proceeds from such issuance is specifically identified to be used for an alternative purpose. In the event there is any question as to whether funding qualifies as "crisis and/or recovery-related", Hermes, the Facility Agent and the Borrower shall negotiate a resolution in good faith for a maximum period of fifteen (15) Business Days."

""Information Package" means the general test scheme/information package in connection with the application for a debt holiday in the form of Exhibit G hereto submitted or to be submitted (as the case may be) by the Borrower in order to obtain the benefit of the measures provided for in the Principles for the purpose of this Agreement and certain of its obligations under this Agreement."
""Principles" means the document titled "Cruise Debt Holiday Principles" and dated March 26, 2020 in the form of Exhibit F hereto which sets out certain key principles and parameters relating to, amongst other things, the temporary suspension of repayments of principal in connection with certain qualifying Loan Agreements (as defined therein) and being applicable to Hermes-covered loan agreements such as this Agreement."
""Restricted Payments" means any dividend or other distribution (whether in cash, securities or other property (other than Equity Interests), with respect to any Equity Interests in the Borrower, or any payment (whether in cash, securities or other property (other than Equity Interests)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower."
""Scheduled Unavailability Date" means, where the administrator of the Screen Rate or a governmental authority having jurisdiction over the Facility Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be made available, or used for determining the interest rate of loans, that specific date."
""Screen Rate Replacement Event" means:
(a)if the Facility Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Facility Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period, including, without limitation, because the Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)a Scheduled Unavailability Date has occurred; or
(iii)syndicated loans currently being executed, or that include language similar to that contained in this definition, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate; or

(b)in the opinion of the Facility Agent and the Borrower, that Screen Rate is no longer appropriate for the purposes of calculating interest under this Agreement, including, but not limited to, as a result of (A) a substantial change in the economic characteristics or method of calculation of the Screen Rate, (B) any withdrawal of the administrator's right to publish the Screen Rate or (C) any prohibition for financial institutions to use the Screen Rate.";
4.1.3the following terms in section 1.1 (Defined Terms) are deleted in total and replaced with new terms as follows:
""LIBO Rate" means the Screen Rate at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period; provided that:
(a)subject to Section 3.3.6, if the Screen Rate is not available at the relevant time, the LIBO Rate shall be the rate per annum certified by the Facility Agent to be the average of the rates quoted by the Reference Banks as the rate at which each of the Reference Banks was (or would have been) offered deposits of Dollars by prime banks in the London interbank market in an amount approximately equal to the amount of the Loan and for a period of six months;
(b)for the purposes of determining the post-maturity rate of interest under Section 3.3.4, the LIBO Rate shall be determined by reference to deposits on an overnight or call basis or for such other period or periods as the Facility Agent may determine after consultation with the Lenders, which period shall be no longer than one month unless the Borrower otherwise agrees; and
(c)for the purposes of determining the Floating Rate, if the LIBO Rate determined in accordance with the foregoing provisions of this definition is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement."
""Loan Documents" means this Agreement, Amendment Agreement Number One, Amendment Agreement Number Two, Amendment Agreement Number Three, the Pledge Agreement, the Fee Letters, the Loan Request and any other document jointly designated as a "Loan Document" by the Facility Agent and the Borrower."
""Screen Rate" means the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to six (6) months (or for such other period as shall be agreed by the Borrower and the Facility Agent) which appears on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate).";

4.1.4a new section 7.1.1(h) (Financial Information, Reports, Notices, etc.) is inserted as follows:
"h. as soon as available and in any event within respectively five (5), ten (10) and thirty (30) days after the end of each monthly, bi-monthly and quarterly period starting on April 1, 2020 during the Deferral Period, the information set out in section (F) of the Information Package (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent);";
4.1.5a new section 7.2.2(f) (Indebtedness) is inserted as follows:
"f. crisis and recovery-related Indebtedness (as contemplated by the Principles) provided such Indebtedness is incurred between April 1, 2020 and December 31, 2021 or such later date as may, with the prior consent of Hermes, be agreed by all Lenders.";
4.1.6a new sentence is inserted at the end of section 8.1.4 (Default on Other Indebtedness) as follows:
"This Section 8.1.4 is subject to the further proviso that any breach of financial covenants equivalent to those in Section 7.2.4 under or in relation to any other Hermes-backed facility agreement to which the Borrower or Silversea Cruise Holdings Ltd. is a party as borrower or guarantor shall not, during the Deferral Period, constitute an Event of Default under this Agreement provided that no Prepayment Event has occurred under Section 9.1.14.";
4.1.7section 9.1.4 (Non-Performance of Certain Covenants and Obligations) is deleted in total and replaced with a new section as follows:
"The Borrower shall default in the due performance and observance of any of the covenants set forth in Sections 4.12 or 7.2.4; provided that any default in respect of the due performance or observance of any of the covenants set forth in Section 7.2.4 during the Deferral Period (as long as no Event of Default under Section 8.1.5 occurs and is continuing, or no Prepayment Event under Section 9.1.13 or Section 9.1.14 occurs during the Deferral Period) shall not constitute a Prepayment Event.";
4.1.8a new section 9.1.13 is inserted as follows:
"Section 9.1.13. Dividend or New Debt.
(a) The Borrower declares, pays or makes or agrees to pay or make, directly or indirectly, any Restricted Payment, except for (i) dividends or other distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests or options to purchase Equity Interests, (ii) Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans (including with respect to performance shares issued in the ordinary course of business) for present or former officers, directors, consultants or employees of the Borrower in the ordinary course of business consistent with past practice and (iii) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Equity Interests of the Borrower;
(b) the Borrower completes a Debt Incurrence;
(c) the Borrower completes an Equity Issuance;
(d) the Borrower makes any payment of any kind under any shareholder loan other than any payments made pursuant to that certain $2,200,000,000 Term Loan Agreement, dated as of March 23, 2020, among the Borrower and Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., BOFA Securities, Inc., BNP Paribas Securities Corp. and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, or in any case resolves to do so.";
4.1.9a new section 9.1.14 is inserted as follows:
"Section 9.1.14. Principles. The Borrower shall default in the due performance and observance of the Principles and if capable of remedy such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Borrower by the Facility Agent; provided that, if the default does not otherwise constitute a Default or a Prepayment Event under another Section of this Agreement, as amended to date, the Borrower, the Facility Agent and Hermes shall negotiate a resolution in good faith for a maximum period of fifteen (15) days after notice thereof shall have been given to the Borrower by the Facility Agent.";
4.1.10section 9.2 (Mandatory Prepayment) is deleted in total and replaced with a new section as follows:
"If any Prepayment Event shall occur and be continuing (and subject, in the case of Section 9.1.11, to Section 11.17), the Facility Agent, upon the direction of the Required Lenders, shall by notice to the Borrower either (i) if the Disbursement Date has occurred and the Loan disbursed (but without prejudice to the last paragraph of Section 9.1), require the Borrower to prepay in full on the date of such notice all principal of and interest on the Loan and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of the Loan and all accrued and unpaid interest thereon and all other Obligations) or (ii) if the Disbursement Date has not occurred, terminate the Commitments; provided that:
(a) if such Prepayment Event arises under Section 9.1.12, the remedy available under this Section 9.2 shall be limited to that provided above in clause (i) and only with respect to the portion of the Loan held by the affected Lender that gave the relevant Illegality Notice; and

(b) if such Prepayment Event arises under Section 9.1.13 or Section 9.1.14, the remedy available under this Section 9.2 shall be limited to the immediate termination of the waiver of the occurrence of any Prepayment Event in respect of Section 7.2.4 contained in Section 9.1.4, such that any breach of Section 7.2.4 in existence as at the date of the notice from the Facility Agent referred to in the first paragraph of this Section 9.2 or any breach occurring at any time after such notice shall constitute a Prepayment Event with all attendant consequences.";
4.1.11a new section 11.18 is inserted as follows:
"Section 11.18. Modification and/or Discontinuation of Benchmarks.
(a) If a Screen Rate Replacement Event has occurred then, promptly thereafter, the Facility Agent and the Borrower will enter into negotiations with a view to amend this Agreement to replace the LIBO Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar US dollar denominated syndicated credit facilities for such alternative benchmarks where such negotiations will take into account the then current market standards and will be conducted with a view to reducing or eliminating, to the extent reasonably practicable, any transfer of economic value from one party to another party (any such proposed rate, a "Benchmark Successor Rate"), together with any proposed Benchmark Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Facility Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, the Required Lenders have delivered to the Facility Agent written notice that such Lenders does not accept such amendment. Such Benchmark Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Facility Agent, such Benchmark Successor Rate shall be applied in a manner as otherwise reasonably determined by the Facility Agent.
(b) If no Benchmark Successor Rate has been determined and either (x) the circumstances set out in paragraph (a) of the definition of "Screen Rate Replacement Event" in Section 1.1 exist or (y) the Scheduled Unavailability Date has occurred, the Facility Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain the Loan shall be suspended and (ii) the Screen Rate shall no longer be utilized in determining the LIBO Rate. Upon receipt of such notice, the Borrower may revoke any pending Loan Request.
(c) Until such time as a Benchmark Successor Rate and Benchmark Successor Rate Conforming Changes have been determined and agreed and without prejudice to the obligation of the parties to enter into negotiations with a view to determining or agreeing a Benchmark Successor Rate pursuant to paragraph (a) above, for any Interest Period starting after the Screen Rate Replacement Event, the

LIBO Rate shall be replaced by the weighted average of the rates notified to the Facility Agent by each Lender five (5) Business Days prior to the first day of that Interest Period, to be that which expresses as a percentage rate per annum the cost the relevant Lender would have of funding an amount equal to its participation in the Loan during the relevant Interest Period from whatever source it may reasonably select. If such amount is less than zero, it shall be deemed to be zero.
(d) Notwithstanding anything else herein, any definition of Benchmark Successor Rate shall provide that in no event shall such Benchmark Successor Rate be less than zero for purposes of this Agreement.
(e) Section 3.3.6 shall not apply following the occurrence of a Screen Rate Replacement Event.
(f) Where paragraph (a) above applies, the Borrower shall, within three (3) Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with the requirements set out in that paragraph.";
4.1.1the Principles are attached as a new Exhibit F; and
4.1.2the Information Package as set out in Schedule 4 to this Amendment Agreement is attached as a new Exhibit G.
4.2All other terms and conditions of the Credit Agreement shall remain unaltered and in full force and effect.
5Costs and Expenses
5.1The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Facility Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment Agreement (including the reasonable fees and out-of-pocket expenses of counsel to the Facility Agent with respect to this Amendment Agreement as agreed with the Facility Agent) in accordance with the terms of section 11.3 of the Credit Agreement.
6.Notices, Counterparts, Third Party Rights, Governing Law, Jurisdiction and Process Agent
The provisions of sections 11.2 (Notices), 11.6 (Severability; Independence of Obligations), 11.8 (Execution in Counterparts), 11.9 (Third Party Rights), 11.14.1 (Governing Law), 11.14.2 (Jurisdiction) and 11.14.3 (Alternative Jurisdiction) and 11.14.4 (Service of Process) of the Credit Agreement shall apply to this Amendment Agreement as if they are set out in full and as if (a) references to each party are references to each party to this Amendment Agreement and (b) references to the Credit Agreement include this Amendment Agreement.

Schedule 1.
The Finance Parties

Facility Agent
KfW IPEX-Bank GmbH
Palmengartenstrasse 7-9
60325 Frankfurt am Main
Germany

Hermes Agent
KfW IPEX-Bank GmbH
Palmengartenstrasse 7-9
60325 Frankfurt am Main
Germany

Initial Mandated Lead Arranger and Lender
KfW IPEX-Bank GmbH

Mandated Lead Arranger and Lender
Bayerische Landesbank Munich
BNP Paribas Fortis S.A./N.V.
Commerzbank AG, New York Branch
DZ Bank AG, New York Branch
Skandinaviska Enskilda Banken AB (publ)

Schedule 2.
Effective Date Confirmation

To: Royal Caribbean Cruises Ltd.

"ODYSSEY OF THE SEAS" (hull no S-713)
We, KfW IPEX-Bank GmbH, refer to the third amendment agreement dated                             2020 (the "Amendment Agreement") relating to a credit agreement dated as of 13 November 2015 (as previously amended, supplemented and/or restated from time to time) (the "Credit Agreement") made between (among others) the above named Royal Caribbean Cruises Ltd. as the Borrower, the financial institutions listed in it as the Lenders, ourselves as the Facility Agent and the Hermes Agent in respect of a loan to the Borrower from the Lenders of up to the Maximum Loan Amount (as defined in the Credit Agreement).
We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Amendment Agreement have been satisfied. In accordance with Clauses 1.1 and 4 of the Amendment Agreement the Benchmark Effective Date is the date of this confirmation and the amendments to the Credit Agreement are now effective.
Dated 2020

Signed:___________________________________
For and on behalf of
KfW IPEX-Bank GmbH
(as Facility Agent)

Schedule 3.
Conditions Precedent

1.Borrower
1.1A certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Amendment Agreement and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Amendment Agreement, and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower cancelling or amending such prior certificate; and
1.2a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower.
2Legal opinions
The Facility Agent shall have received opinions, addressed to the Facility Agent and each Lender from:
2.1Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian law; and
2.2Norton Rose Fulbright LLP, counsel to the Facility Agent, or, where applicable, a written approval in principle (which can be given by email) by any of the above counsel of the arrangements contemplated by this Amendment Agreement and a confirmation that a formal legal opinion will follow promptly after the Benchmark Effective Date.
3Principles
Final approval of the Principles by Hermes (including suspension of the testing of the financial covenants).
4Other documents and evidence
4.1Process agent Evidence that any process agent appointed pursuant to Clause 6 has accepted its appointment.
4.2Costs and expenses Evidence that any documented costs and expenses due from the Borrower under Clause 5 of this Amendment Agreement have been paid or will be paid promptly on being demanded.

The parties to this Amendment Agreement have signed this Amendment Agreement the day and year first before written.

Signed by	)
Royal Caribbean Cruises Ltd.	)
(as Borrower))
acting by Lucy Shtenko	)
	)	/s/ LUCY SHTENKO
its duly authorised ATTORNEY-IN-FACT	)

Signed by	)
KfW IPEX-Bank GmbH	)
(as Lender and Initial Mandated	)
Lead Arranger))
acting by Michael Burgess	)
	)	/s/ MICHAEL BURGESS
its duly authorised ATTORNEY-IN-FACT	)

Signed by	)
Bayerische Landesbank Munich	)
(as Lender and	)	/s/ HERTA ALBERT
Mandated Lead Arranger))		Herta Albert
acting by	)
	)	/s/ MARIE-SOPHIE SCHWARZ
its duly authorised	)	Marie-Sophie Schwarz

Signed by	)
BNP Paribas Fortis S.A./N.V.	)
(as Lender and	)	/s/ SOPHIE EVRARD
Mandated Lead Arranger))		Sophie Evrard
acting by	)	Account Manager
)
	)	/s/ HELMUT VAN GINDEREN
its duly authorised	)	Helmut Van Ginderen
	)	Head Business Management
	)	Financing Solutions Brussels

Signed by	)
Commerzbank AG, New York Branch	)
(as Lender and	)
Mandated Lead Arranger))		/s/ CHRISTINA SERRANO
acting by	)	Christina Serrano
)
its duly authorised	)	/s/ BIANCA NOTARI
	)	Bianca Notari

Signed by	)
DZ Bank AG, New York Branch	)
(as Lender and	)
Mandated Lead Arranger))
acting by Oliver Webber	)
	)	/s/ OLIVER WEBBER
its duly authorised ATTORNEY-IN-FACT	)	Oliver Webber

Signed by	)
Skandinaviska Enskilda Banken AB (publ))
(as Lender and Mandated Lead Arranger))
acting by Oliver Webber	)
	)	/s/ OLIVER WEBBER
its duly authorised ATTORNEY-IN-FACT	)	Oliver Webber

Signed by	)
KfW IPEX-Bank GmbH (as Facility Agent))
acting by Michael Burgess	)
	)	/s/ MICHAEL BURGESS
its duly authorised ATTORNEY-IN-FACT	)

Signed by	)
KfW IPEX-Bank GmbH (as Hermes Agent))
acting by Michael Burgess	)
	)	/s/ MICHAEL BURGESS
its duly authorised ATTORNEY-IN-FACT	)